POWER OF ATTORNEY

     The undersigned, directors of Gleason Corporation
(the "Company"), hereby constitute and appoint James S.
Gleason and Edward J. Pelta, or either of them, their respective true and lawful attorneys and agents, each with full power and authority to act as such without the other, to sign the name of the undersigned to the Company's fiscal 1998 Annual Report on Form 10-K, and to any amendment thereto, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the related rules and regulations thereunder, the undersigned hereby ratifying and confirming all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have signed and delivered these presents as of this 10th day of February, 1999.

Martin L. Anderson            John W. Guffey, Jr.
Martin L. Anderson            John W. Guffey, Jr.


Julian W. Atwater             Donald D. Lennox
Julian W. Atwater             Donald D. Lennox


David J. Burns                William P. Montague
David J. Burns                William P. Montague


J. David Cartwright           Silas L. Nichols
J. David Cartwright           Silas L. Nichols


James S. Gleason              Robert L. Smialek
James S. Gleason              Robert L. Smialek